EXHIBIT 5.1
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[GRAPHIC OMITTED - LOGO
 KPMG]

                          KPMG LLP                     Telephone (403) 691-8000
                          Chartered Accountants        Fax       (403) 691-8008
                          2700 205 - 5th Avenue SW     Internet  www.kpmg.ca
                          Calgary AB T2P 4B9



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of Husky Energy Inc.

We consent to the incorporation by reference in the registration statement on Form F-9 (the "Registration Statement") of our audit report dated February 6, 2006 on the consolidated balance sheets of Husky Energy Inc. as at December 31, 2005, 2004 and 2003 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
September 21, 2006






       KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KMPG International, a Swiss cooperative.